Exhibit 99.1

Tigo Energy Reports Third Quarter and First Nine Months 2023 Financial Results

Third Quarter and First Nine Months 2023 Revenue Totaled $17.1 Million and $136.0 Million, Respectively

CAMPBELL, Calif. – November 7, 2023 – Tigo Energy, Inc. (“Tigo”, or the “Company”), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the third quarter and nine months ended September 30, 2023 and financial guidance for the fourth quarter ending December 31, 2023.

Third Quarter 2023 Financial and Operational Highlights

●	Revenue of $17.1 million, down 25.1% compared to $22.8 million in the third quarter of 2022.

●	Gross profit of $4.2 million, or 24.3% of revenues, down 36.9% compared to $6.6 million, or 28.9% of revenues, in the third quarter of 2022.

●	Adjusted EBITDA loss of $9.5 million, compared to adjusted EBITDA $0.4 million in the third quarter of 2022.

●	Launched the Green Glove service program to provide a premium support experience for first-time residential and new or existing commercial installers of Tigo systems. To compliment Green Glove, Tigo also introduced Tigo Academy, a video platform that includes training material to help solar professionals efficiently design and install reliable installations with Tigo equipment.

●	Expanded geographic footprint through deployments of rapid shutdown technology in Brazil with SolaX Power and in Australia with SCE Energy Solutions.

First Nine Months 2023 Financial and Operational Highlights

●	Revenue for the first nine months of 2023 of $136.0 million, up 169.9% compared to $50.4 million in the same period a year ago.

●	Gross profit for the first nine months of 2023 of $48.4 million, or 35.6% of revenues, compared to $14.8 million, or 29.4% of revenues, in the same period a year ago.

●	Adjusted EBITDA for the first nine months of 2023 of $12.6 million, compared to an adjusted EBITDA loss of $0.3 million in the same period a year ago.

Management Commentary

“As discussed last month, a significant number of customers delayed scheduled shipments in the third quarter of 2023 to the fourth quarter of 2023 or early 2024 and inventory levels remain elevated,” said Zvi Alon, Chairman and CEO of Tigo. “Despite these delays, and to a lesser extent, cancellations and returns, our quarterly MLPE (Module Level Power Electronics) monitoring registrations increased to record levels. Based on data from our European customers, we believe Tigo inventories in the EMEA channel represented approximately six months of current market demand at September 30, 2023, and that the current inventory digestion cycle will likely continue through early 2024. Despite these market headwinds, we believe we are well positioned to grow in 2024 as we continue to invest in penetrating new markets and expanding our product portfolio.”

Third Quarter 2023 Financial Results

Results compare the 2023 fiscal third quarter ended September 30, 2023 to the 2022 fiscal third quarter ended September 30, 2022, unless otherwise indicated.

●	Revenue for the third quarter 2023 totaled $17.1 million, a 25.1% decrease from $22.8 million in the prior year period.

●	Gross profit for the third quarter 2023 totaled $4.2 million, or 24.3% of total revenue, a 36.9% decrease from $6.6 million, or 28.9% of total revenue, in the prior year period.

●	Total operating expenses for the third quarter 2023 totaled $15.4 million, a 77.1% increase from $8.7 million in the prior year period.

●	Net income for the third quarter 2023 totaled $29.1 million, compared to a net loss of $2.4 million for the prior year period. Net income includes the mark-to-market benefit of $50.5 million related to the conversion feature of the convertible note, partially offset by an income tax expense of $11.0 million, primarily related to a valuation allowance for the Company’s deferred tax assets. During the quarter, the Company amended its convertible note agreement, and this eliminated the requirement to revalue the conversion feature in future quarters.

●	Adjusted EBITDA loss totaled $9.5 million for the third quarter 2023, compared to adjusted EBITDA of $0.4 million for the prior year period.

●	Cash, cash equivalents, and marketable securities totaled $41.0 million at September 30, 2023.

First Nine Months 2023 Financial Results

Results compare the nine months ended September 30, 2023 to the nine months ended September 30, 2022, unless otherwise indicated.

●	Revenue totaled $136.0 million, a 169.9% increase from $50.4 million in the prior year period.

●	Gross profit totaled $48.4 million, or 35.6% of total revenue, a 227.2% increase from $14.8 million, or 29.4% of total revenue, in the prior year period.

●	Total operating expenses totaled $43.2 million, a 141.7% increase from $17.9 million in the prior year period.

●	Net income totaled $13.8 million, compared to a net loss of $7.9 million for the prior year period. Net income includes the mark-to-market benefit of $12.2 million related to the conversion feature of the convertible note.

●	Adjusted EBITDA totaled $12.6 million, compared to an adjusted EBITDA loss of $0.3 million for the prior year period.

Fourth Quarter 2023 Outlook

The Company also provides guidance for the fourth quarter ending December 31, 2023 as follows:

●	Revenues are expected to be within the range of $15 million to $20 million.

●	Adjusted EBITDA loss is expected to be within the range of $(8) million to $(12) million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, November 7, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to penetrate new markets and expand our product portfolio, current inventory levels and its impact on future financial results, inventory supply and its impact on our customer shipments and our revenue for fiscal third quarter of 2023, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives for solar energy solutions; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: Adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define Adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that Adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to Adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe Adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from Adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, Adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation Adjusted EBITDA to net income (loss) included below. A reconciliation for Adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Tom Colton
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,240	$36,194
Restricted cash	—	1,523
Marketable securities, short-term	34,440	—
Accounts receivable, net	20,358	15,816
Inventory, net	57,437	24,915
Deferred issuance costs	—	2,221
Notes receivable	—	456
Prepaid expenses and other current assets	2,775	3,967
Total current assets	117,250	85,092
Property and equipment, net	2,763	1,652
Operating right-of-use assets	2,729	1,252
Marketable securities, long-term	4,335	—
Intangible assets, net	2,260	—
Other assets	725	82
Goodwill	13,079	—
Total assets	$143,141	$88,078

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$19,492	$23,286
Accrued expenses and other current liabilities	8,681	4,382
Deferred revenue, current portion	268	950
Warranty liability, current portion	542	392
Operating lease liabilities, current portion	1,162	578
Current maturities of long-term debt	—	10,000
Total current liabilities	30,145	39,588
Warranty liability, net of current portion	5,265	3,959
Deferred revenue, net of current portion	188	172
Long-term debt, net of current maturities and unamortized debt issuance costs	29,334	10,642
Operating lease liabilities, net of current portion	1,668	762
Preferred stock warrant liability	—	1,507
Other long-term liabilities	714	—
Total liabilities	67,314	56,630
Convertible preferred stock	—	87,140
Stockholders’ equity (deficit):
Common stock	6	1
Additional paid-in capital	136,983	6,522
Accumulated deficit	(61,006)	(62,215)
Accumulated other comprehensive income	(156)	—
Total stockholders’ equity (deficit)	75,827	(55,692)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$143,141	$88,078

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$17,104	$22,824	$135,988	$50,382
Cost of revenue	12,946	16,236	87,555	35,579
Gross profit	4,158	6,588	48,433	14,803
Operating expenses:
Research and development	2,425	1,621	7,063	4,476
Sales and marketing	5,601	3,007	15,536	7,348
General and administrative	7,350	4,053	20,567	6,034
Total operating expenses	15,376	8,681	43,166	17,858
(Loss) income from operations	(11,218)	(2,093)	5,267	(3,055)
Other expenses (income):
Change in fair value of preferred stock warrant and contingent shares liability	(2,977)	(45)	143	(37)
Change in fair value of derivative liability	(50,498)	—	(12,247)	—
Loss on debt extinguishment	—	—	171	3,613
Interest expense	2,875	392	5,240	1,241
Other (income) expense, net	(636)	(19)	(1,859)	68
Total other (income) expenses, net	(51,236)	328	(8,552)	4,885
Income (loss) before income tax expense	40,018	(2,421)	13,819	(7,940)
Income tax expense	10,962	—	29	—
Net income (loss)	29,056	(2,421)	13,790	(7,940)
Cumulative dividends on convertible preferred stock	—	(2,102)	(3,399)	(4,242)
Net income (loss) attributable to common stockholders	$29,056	$(4,523)	$10,391	$(12,182)

Earnings (loss) per common share
Basic	$0.50	$(0.92)	$0.19	$(2.51)
Diluted	$(0.27)	$(0.92)	$0.04	$(2.51)
Weighted-average common shares outstanding
Basic	58,408,441	4,908,232	31,070,476	4,852,696
Diluted	68,368,758	4,908,232	40,487,517	4,852,696

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating activities:
Net income (loss)	$13,790	$(7,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	820	404
Reserve for inventory obsolescence	796	—
Change in fair value of preferred stock warrant and contingent shares liability	143	(37)
Change in fair value of derivative liability	(12,247)	—
Deferred tax benefit	(12)	—
Non-cash interest expense	3,237	206
Stock-based compensation	2,137	393
Allowance for credit losses	1,968	200
Loss on debt extinguishment	171	3,613
Non-cash lease expense	710	—
Accretion of interest on marketable securities	(333)	—
Loss on disposal of property and equipment	16	—
Changes in operating assets and liabilities:
Accounts receivable	(6,393)	(10,811)
Inventory	(33,318)	(1,965)
Prepaid expenses and other assets	1,183	(4,573)
Accounts payable	(4,115)	6,333
Accrued expenses and other liabilities	1,975	555
Deferred revenue	(666)	(15)
Warranty liability	1,456	524
Deferred rent	—	(135)
Operating lease liabilities	(697)	—
Net cash used in operating activities	$(29,379)	$(13,248)
Investing activities:
Purchase of marketable securities	(53,483)	—
Acquisition of fSight	(16)	—
Purchase of intangible assets	(450)	—
Purchase of property and equipment	(1,855)	(662)
Sales and maturities of marketable securities	14,885	—
Net cash used in investing activities	$(40,919)	$(662)
Financing activities:
Proceeds from Convertible Promissory Note	50,000	25,000
Repayment of Series 2022-1 Notes	(20,833)	(2,500)
Repayment of Senior Bonds	—	(10,000)
Payment of financing costs	(358)	(3,472)
Proceeds from sale of Series E convertible preferred stock	—	40,978
Proceeds from Business Combination	2,238	—
Proceeds from exercise of stock options	212	119
Payment of tax withholdings on stock options	(91)	—
Payment of issuance costs	—	(138)
Proceeds from common stock warrant redemption, net of issuance costs and payments to warrant holders of non-redeemed warrants	3,653	—
Net cash provided by financing activities	$34,821	$49,987
Net (decrease) increase in cash and restricted cash	(35,477)	36,077
Cash, cash equivalents, and restricted cash at beginning of period	37,717	7,474
Cash, cash equivalents, and restricted cash at end of period	$2,240	$43,551

Tigo Energy, Inc.

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$29,056	$(2,421)	$13,790	$(7,940)
Adjustments:
Total other (income) expenses, net	(51,236)	328	(8,552)	4,885
Income tax expense	10,962	—	29	—
Depreciation and amortization	284	178	820	404
Stock-based compensation	1,274	341	2,137	393
M&A transaction expenses	152	2,000	4,399	2,000
Adjusted EBITDA (loss)	$(9,508)	$426	$12,623	$(258)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.